Exhibit 99.1

Joint Filer Information

Each of Morgan Stanley Capital Group Inc. (“MSCG”) and Morgan Stanley & Co. International Limited (“MSIL”) has designated Morgan Stanley (“MS”) as the “Designated Filer” for the purposes of the attached Form 3.

Issuer and Ticker Symbol: IntercontinentalExchange, Inc. (ICE)

Date of Event Requiring Statement: November 21, 2005

Signature: /s/ Robert Koppenol

By: Robert Koppenol	, authorized signatory for MS

Signature: /s/ Nancy A. King

By: Nancy A. King	for MSCG

Signature: /s/ Colin Bryce

By: Colin Bryce	for MSIL